                  CERTIFICATE OF INCORPORATION WITH RESPECT TO
                                  ENREGA, S.L.

The undersigned, Cesar Rodriguez, attorney-at-law, officiating under Spanish Bar
Association, declares that:

     1.- Enrega,  S.L.,  hereinafter  referred to as: "the Company"- is a closed company with limited liability,  organised under the laws of Spain,  having its registered office at Mourentans,  Viceso, Brion, Coruna, Galicia, Spain and having its offices at Paseo Castellana 23, 2(degree), CP 28046, Madrid,
     Spain,  and being  registered in the Mercantile  Register of Coruna on Page
     C-27.655.

     2.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register,  the Articles of Association of the Company have not been amended since the  incorporation  at civil law notary,  officiating  in Alcobendas,
     Madrid on 5 November 2001.

     3.- According to those Articles of Association of the Company,  the purpose of  the  Company  is to  operate  on the  electricity  market  in  all  its
     processes,   from  production  and   co-generation   to  sale  and  use  of
     electricity,  using all types of supply,  including wind power,  and taking any  necessary or  supplementary  action for the purpose,  complying at all times with current  legislation  in the trading  area;  to purchase,  lease concessions  for the running of  business  as well as granting  concessions themselves;  to research,  develop and use new  technology;  and to manage, develop and operate real estate.

     4.- The company can participate in, manage and finance these enterprises.

     5.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register, the directors of the Company are:

          1.   Derek  John  Spencer,  born on 29 May 1941,  married,  of British nationality,  residing at 23 Paseo de la  Castellana,  2(degree),
               Madrid;
          2.   Maria del Carmen Garcia Arguelles,  adult of age,  Spanish,  with domicile in Paseo de la Castellana,  23, 2(0), Madrid and Spanish
               ID number 10.874.842-M;
          3.   Cesar  Rodriguez  Gonzalez,  of legal age,  Spanish,  residing at
               Paseo de la Castellana  23,  2(degree),  Madrid and provided with
               National Identity number 52.611.658-D;
          4.   Fernando Molina Martinez, adult of age, Spanish, with domicile in
               19 Calle Navarra,  Agustin de Guadalix,  Madrid and provided with
               National Identity number 35.258.584-K;
          5.   Braulio Molina Martinez,  adult of age, Spanish, with domicile in
               Calle Eduardo Pondal 82, 2(degree)E, Pontevedra and provided with
               National Identity number 35.322.365.-T;
          6.   Francisco Javier  Lajusticia  Villabona,  adult of age,  Spanish, with  domicile in Calle Costa Rica 15,  Madrid and provided  with
               National Identity number 17.842.152-V.

Signed in Madrid on 23 April 2002

Fdo. Cesar Rodriguez Gonzalez
Oviedo Bar Association (Spain), N(0)3.133